UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2020

Apellis Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38276	27-1537290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Fifth Avenue Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 977-5700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Convertible Note Offering

On May 6, 2020, Apellis Pharmaceuticals, Inc. (the “Company”) priced a private offering of $300.0 million aggregate principal amount of its 3.500% convertible senior notes due 2026 (the “notes”). The notes are being sold under subscription agreements entered into by the Company as of May 6, 2020 with the institutional investor purchasers of the notes (collectively, the “Purchasers”). The aggregate purchase price of the notes is $328.9 million, which amount includes accrued interest from March 15, 2020 to, but not including, May 12, 2020. The offering is expected to close on May 12, 2020, subject to satisfaction of customary closing conditions.

The notes will form a single series with, and have the same terms as, the Company’s $220.0 million aggregate principal amount of 3.500% convertible senior notes due 2026 (the “existing convertible notes”) issued on September 16, 2019, but will have a different issue date, issue price, CUSIP number and different restrictions on transfer. The notes will be issued as additional notes under the indenture (the “Indenture”), dated as of September 16, 2019, by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), under which the existing convertible notes were issued and will rank equal in right of payment to the existing convertible notes.

The notes will initially trade under a different restricted CUSIP number than the existing convertible notes until such time as the notes and the existing convertible notes are no longer required to bear restrictive legends under the Indenture and have an unrestricted CUSIP. Holders of the notes may exchange their notes for a beneficial interest in a global note bearing an unrestricted CUSIP in connection with a sale in compliance with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), by following the instructions set forth in the subscription agreement and in accordance with the Indenture.

The Company estimates that the net proceeds of the offering will be approximately $323.0 million, after deducting placement agent fees and estimated offering expenses payable by the Company. The Company intends to use $43.1 million of the net proceeds from the offering to pay the cost of the capped call transactions described below. The Company intends to use the remainder of the net proceeds from the sale of the notes to fund clinical development of pegcetacoplan, including preparation of a New Drug Application submission, to support the potential commercialization of pegcetacoplan, if the Company decides to commercialize on its own, including the build-out of a commercial infrastructure and sales force, to procure clinical and commercial supply of pegcetacoplan, to conduct research activities and for working capital and other general corporate purposes.

The Company believes that the net proceeds, together with its existing cash, cash equivalents and marketable securities, will enable it to fund its operating expenses and capital expenditure requirements at least into the first half of 2022. The Company has based this estimate on assumptions that may prove to be wrong and could use its available capital resources sooner than expected.

The Notes

The notes will be senior unsecured obligations of the Company and bear interest at a rate of 3.500% per year payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2020. The notes will mature on September 15, 2026, unless earlier converted, redeemed or repurchased in accordance with their terms.

The notes will be convertible into shares of the Company’s common stock at an initial conversion rate of 25.3405 shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $39.46 per share of common stock). The conversion rate will be subject to customary anti-dilution adjustments. In addition, following certain events that occur prior to the maturity date or if the Company delivers a notice of redemption, the Company will increase the conversion rate for a holder who elects to convert its notes in connection with such corporate event or a notice of redemption, as the case may be, in certain circumstances as provided in the Indenture.

Prior to March 15, 2026, the notes will be convertible only upon the occurrence of certain events. On or after March 15, 2026 until the close of business on the second scheduled trading day immediately preceding the maturity date of the notes, holders may convert the notes at any time. Upon conversion of the notes, the Company will pay or deliver, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of common stock, at the Company’s election.

Prior to September 20, 2023, the Company may not redeem the notes. The Company may redeem for cash all or a portion of the notes, at its option, on or after September 20, 2023 if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides a notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption. The redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

If the Company undergoes a “fundamental change,” as defined in the Indenture, prior to maturity, subject to certain conditions, holders may require the Company to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes and the existing convertible notes may declare 100% of the principal of, and accrued and unpaid interest, if any, on, all the notes and the existing convertible notes to be due and payable.

The foregoing description of the Indenture and the notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture (and the form of note included therein), a copy of which was filed as Exhibit 4.1 with the Company’s Current Report on Form 8-K filed on September 16, 2019 and is hereby incorporated herein by reference.

Capped Call Transactions

On May 6, 2020, concurrently with the pricing of the notes, the Company entered into capped call transactions with JPMorgan Chase Bank, National Association and Jefferies International Limited (the “option counterparties”). The capped call transactions are expected to close on May 12, 2020, subject to satisfaction of customary closing conditions.

The capped call transactions are expected generally to reduce the potential dilution to the Company’s common stock upon any conversion of notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be, in the event that the market price per share of the Company’s common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions, which is initially $39.4625 (the conversion price of the notes) and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of such notes. If, however, the market price per share of the Company’s common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, which is initially $63.14 per share, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

The foregoing description of the capped call transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Capped Call Transaction Confirmation, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 hereto and is hereby incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “The Notes” is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Convertible Note Offering” is incorporated herein by reference.

The Company is selling the notes to the Purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act. The Company will settle conversions of the notes by paying and/or delivering, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election. Neither the notes nor the underlying shares of common stock have been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company does not intend to file a shelf registration statement for the resale of the notes or any common stock issuable upon conversion of the notes.

Item 8.01	Other Events.

On May 7, 2020, the Company issued a press release announcing the pricing of the notes offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company also confirms that it has a scheduled meeting with the U.S. Food and Drug Administration in the second quarter of 2020 to discuss its planned new drug application for pegcetacoplan in paroxysmal nocturnal hemoglobinuria.

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K and the exhibits attached hereto about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the Company’s anticipated use of proceeds from the offering and the Company’s cash runway. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the completion of the offering on the anticipated terms, on a timely basis or at all; the scope, progress, timing, costs and results of the Company’s clinical trials of, and research and preclinical development efforts for, pegcetacoplan, APL-9 and future product candidates; and the other factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 29, 2020 and the risks described in other filings that the Company may make with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1

Indenture (including form of Note), dated as of September 16, 2019, by and between Apellis Pharmaceuticals, Inc and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on September 16, 2019)

4.2	Form of 3.500% Convertible Senior Note due 2026 (included within Exhibit 4.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on September 16, 2019)

10.1	Form of Capped Call Transaction Confirmation

99.1	Press Release, dated May 7, 2020, of Apellis Pharmaceuticals, Inc.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apellis Pharmaceuticals, Inc.

Date: May 7, 2020	By:	/s/ Timothy Sullivan
Timothy Sullivan
Chief Financial Officer